                                                    UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 21, 2011

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Delaware                                                                 87-0267438
(State or other jurisdiction of                        (I.R.S. Employer Identification No.)
incorporation or organization)

11121 Kingston Pike, Suite E Knoxville, Tennessee 37934
(Address of Principal Executive Office)

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Tengasco, Inc. (the “Company”) has elected not to retain Rodefer Moss & Co., PLLC (“Rodefer Moss”) as its independent registered public accounting firm, effective September 21, 2011, and has engaged Hein & Associates LLP (“Hein”) as its new independent registered public accounting firm effective September 21, 2011.  As described in Item 4.01(a) below, the change in independent registered public accounting firm is not the result of any disagreement with Rodefer Moss.

(a)	Former Independent Registered Public Accounting Firm

i.	On September 21, 2011, the Company dismissed Rodefer Moss as its independent registered public accounting firm.

ii.
The report of Rodefer Moss on the Company’s financial statements as of and for the years ended December 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

iii.	The decision to change accountants was recommended and approved by the Company’s Audit Committee.

iv.
During the two most recent fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through the September 21, 2011 effective date of the change, there were no disagreements with Rodefer Moss on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rodefer Moss, would have caused them to make a reference to the subject matter of the disagreements in connection with their report.

v.
During the two most recent fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through the September 21, 2011 effective date of the change, there were no reportable events of the kind defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

vi.
The Company provided Rodefer Moss with a copy of this current report on Form 8-K, and requested that Rodefer Moss furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company, and if not, stating the respects in which they do not agree.  The Company has received the requested letter from Rodefer Moss, and a copy of the letter is filed as Exhibit 16.1 to this current report on Form 8-K.

(b)	New Independent Registered Public Accounting Firm

On September 21, 2011, upon approval of the Company’s Audit Committee, the Company engaged Hein as its independent registered public accounting firm effective September 21, 2011.  During the two most recent fiscal years ended December 31, 2010 and 2009, and in the subsequent interim period through the September 21, 2011 effective date of the change, the Company has not consulted Hein regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and Hein did not provide any written report or oral advice that Hein concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instruction to item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.                      Description
16.1	Letter of Rodefer Moss & Co., PLLC, dated September 21, 2011 regarding change in independent registered public accounting firm.

99.1	Press release dated September 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: September 22, 2011
Tengasco, Inc.

By: s/Jeffrey R. Bailey
       Jeffrey R. Bailey,
       Chief Executive Officer